Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statement (Form S-4 No. 333-30545) of Lam Research Corporation and in the related Prospectus;

2.	Registration Statement (Form S-4 No. 333-179267) of Lam Research Corporation and in the related Prospectus;

3.	Registration Statement (Form S-8 Nos. 333-66833, 333-127936, and 333-156335) pertaining to the 1999 Employee Stock Purchase Plan;

4.	Registration Statement (Form S-8 No. 333-84638 and 333-185641) pertaining to the Savings Plus Plan, Lam Research 401(k);

5.	Registration Statement (Form S-8 No. 333-138545) pertaining to the 2007 Stock Incentive Plan, as amended;

6.
Registration Statement (Form S-8 No. 333-181878) pertaining to the Novellus Systems, Inc. 2011 Stock Incentive Plan, Novellus Systems, Inc. Retirement Plan, and Lam Research Corporation 1999 Employee Stock Purchase Plan, as amended;

7.	Registration Statement (Form S-3 No. 333-202110) of Lam Research Corporation and in the related Prospectus,

8.	Registration Statement (Form S-8 No. 333-207844) pertaining to the 2015 Stock Incentive Plan of Lam Research Corporation; and

9.	Registration Statement (Form S-4 No. 333-208356) of Lam Research Corporation and in the related Prospectus;
of our reports dated August 16, 2016, with respect to the consolidated financial statements and schedule of Lam Research Corporation and the effectiveness of internal control over financial reporting of Lam Research Corporation included in this Annual Report (Form 10-K) of Lam Research Corporation for the year ended June 26, 2016.

/s/ ERNST & YOUNG LLP

San Jose, California
August 16, 2016